Exhibit 99.1

CERIDIAN STOCKHOLDERS APPROVE MERGER
WITH THOMAS H. LEE PARTNERS AND FIDELITY NATIONAL FINANCIAL

MINNEAPOLIS, MN – September 12, 2007 – Ceridian Corporation (NYSE: CEN) today announced that preliminary results from the Company’s Annual Meeting of Stockholders held today indicate that Ceridian stockholders approved the adoption of the merger agreement with an affiliate of Thomas H. Lee Partners, L.P. (“THL Partners”) and Fidelity National Financial, Inc. (NYSE: FNF). The preliminary tabulation indicates that more than 99% of the shares voted were cast in favor of the transaction. The number of shares voted in favor of the transaction represented approximately 74% of the total shares outstanding and entitled to vote at the meeting.

Ceridian stockholders also reelected all seven of the directors nominated by the Ceridian Board. Pursuant to the previously announced settlement with Pershing Square Capital Management, after the Annual Meeting, the Ceridian Board increased its size to eleven and appointed four Pershing Square designees.

“We are pleased with the outcome of today’s vote and that Ceridian stockholders agree with us that the merger with an affiliate of THL Partners and Fidelity National Financial is the best outcome for our stockholders, our employees and the future of Ceridian,” said Kathryn V. Marinello, President and Chief Executive Officer of Ceridian. “On behalf of the Ceridian Board and management team, I want to thank our stockholders, customers and dedicated employees for their support throughout this process. We look forward to completing this transaction as quickly as possible and we anticipate a smooth transition.”

As previously announced, on May 30, 2007, Ceridian and affiliates of THL Partners and FNF entered into a definitive merger agreement, pursuant to which THL Partners and FNF would acquire all of the outstanding common stock of Ceridian for $36 per share in cash, subject to certain conditions, valuing the total transaction at approximately $5.3 billion.

At the meeting, all proxy cards and ballots were turned over to the independent inspector of elections, IVS Associates, Inc., for final tabulation and certification.

ABOUT CERIDIAN

Ceridian Corporation (www.ceridian.com) is a business services company that helps its customers maximize the power of their people, lower their costs and focus on what they do best. The Company serves businesses and employees in the United States, Canada and Europe. Ceridian is one of the top human resources outsourcing companies in each of its markets, and offers a broad range of human resource services, including payroll, benefits administration, tax compliance, HR information systems and Employee Assistance Program (EAP) and work-life solutions. Through its Comdata subsidiary, Ceridian is a major payment processor and issuer of credit cards, debit cards and stored value cards, primarily for the trucking and retail industries in the United States.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation contained in this release that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including matters arising from the shareholder proxy contest, proposed merger involving Ceridian and Thomas H. Lee Partners, L.P. and Fidelity National Financial, Inc., the SEC investigation, the prior restatements of our financial statements, the pending shareholder litigation, volatility associated with Comdata’s fuel price derivative contracts and those factors which are discussed in Ceridian's Annual Report on Form 10-K for the year ended December 31, 2006 and in Ceridian's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, which factors are also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.

CONTACTS:

Pete Stoddart, Director of Public Relations
952-853-4278

Craig Manson, Vice President of Investor Relations
952-853-6022

Eric Brielmann / Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449